Exhibit 99.1

GOLDEN ENTERTAINMENT COMPLETES SALE OF MONTANA DISTRIBUTED GAMING OPERATIONS
LAS VEGAS – September 13, 2023 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) announced today that it completed the previously disclosed sale of its distributed gaming operations in Montana (“Montana Distributed Gaming Operations”) to J&J Ventures Gaming, LLC (“J&J Gaming”). Pursuant to the terms of the purchase agreement entered into among Golden Entertainment, J&J Gaming and the other parties thereto, J&J Gaming acquired Golden Entertainment’s Montana Distributed Gaming Operations for aggregate cash consideration of approximately $109 million, subject to customary working capital adjustments, plus purchased cash (comprised of cash and cash equivalents related to such operations at the time of closing) of approximately $5 million. The Company’s previously disclosed sale of its Nevada distributed gaming operations to J&J Gaming remains pending, subject to satisfaction of customary closing conditions, including receipt of gaming regulatory approvals.
Latham & Watkins LLP acted as a legal counsel to Golden Entertainment in connection with this transaction.
About Golden Entertainment
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino, branded taverns, and distributed gaming operations. Golden Entertainment operates over 12,000 slots, over 100 table games, and over 6,000 hotel rooms. Golden Entertainment owns eight casinos in Southern Nevada and 65 gaming taverns in Nevada. Through its distributed gaming operations in Nevada, Golden Entertainment operates video gaming devices at over 600 locations. For more information, visit www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates, and include statements regarding the proposed sale of the Company’s distributed gaming operations in Nevada. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

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